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Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Selected Financial Data" and to the incorporation by reference in the following Registration
Statements:

(1) Registration Statement (Form S-8, No. 33-37491) pertaining to the 1984 Stock Option Plan of Vicor Corporation,

(2) Registration Statement (Form S-8, No. 33-65154) pertaining to the 1993 Stock Option Plan of Vicor Corporation,

(3) Registration Statement (Form S-8, No. 333-61177) pertaining to the 1998 Stock Option and Incentive Plan of Vicor Corporation, and

(4) Registration Statement (Form S-8, No. 333-99423) pertaining to the Amended and Restated 2000 Stock Option and Incentive Plan of Vicor Corporation;

of our reports dated March 11, 2005, with respect to the consolidated financial statements and schedule of Vicor Corporation, Vicor Corporation management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Vicor Corporation, included in this Annual Report (Form 10-K) for the year ended December 31, 2004.

                                                            /s/Ernst & Young LLP

Boston, Massachusetts
March 11, 2005